UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 3, 2022

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS,Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

Title of Each Class	Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2022, EnLink Midstream, LLC (“ENLC”) entered into an Amended and Restated Revolving Credit Agreement (the “Revolving Credit Agreement”) with Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders party thereto (the “Lenders”). The Revolving Credit Agreement replaces ENLC’s existing Revolving Credit Agreement, dated as of December 11, 2018 (the “Existing Revolving Credit Agreement”), with Bank of America, N.A., as administrative agent, and the lenders party thereto.

The terms of the Revolving Credit Agreement are substantially similar to the Existing Revolving Credit Agreement, except for, among other things, modifications to (i) decrease the Lenders’ commitments to make revolving loans from $1.75 billion to $1.40 billion (the “Credit Facility”), which includes a $500.0 million letter of credit subfacility, (ii) modify the leverage ratio financial covenant calculation to net from the funded indebtedness numerator the lesser of (a) consolidated unrestricted cash of ENLC and (b) $50.0 million, (iii) remove the consolidated interest coverage ratio financial covenant, (iv) extend the maturity date from January 2024 to June 2027, (v) replace the ability of ENLC to elect that borrowings accrue interest at the London Inter-Bank Offered Rate (LIBOR), plus a margin, with the ability of ENLC to elect that borrowings accrue interest at a forward-looking term rate based on the secured overnight financing rate (“Term SOFR”), plus a margin and a Term SOFR spread adjustment, (vi) increase the size of a permitted receivables financing to $500.0 million from $350.0 million, and (vii) permit, but not require, the establishment by ENLC (subject to approval by the Administrative Agent and Lenders holding a majority of the revolving commitments) of specified key performance indicators with respect to environmental, social, and/or governance targets that may result in a pricing increase or decrease under the Credit Facility of up to 0.05% per annum for the margin on borrowings and letters of credit and 0.02% per annum for the commitment fees.

EnLink Midstream Partners, LP (“ENLK”) guarantees ENLC’s obligations under the Credit Facility. In the event that ENLC’s obligations under the Credit Facility are accelerated due to a default, ENLK will be liable for the entire outstanding balance and 105% of the outstanding letters of credit under the Credit Facility.

The Credit Facility contains certain financial, operational, and legal covenants substantially similar to the Existing Revolving Credit Agreement. The financial covenant is tested on a quarterly basis, based on the rolling four-quarter period that ends on the last day of each fiscal quarter. The financial covenant requires ENLC to maintain a ratio of net consolidated indebtedness to consolidated EBITDA (as defined in the Revolving Credit Agreement) of no more than 5.0 to 1.0. Under the terms of the Credit Facility, if ENLC consummates an acquisition in which the aggregate purchase price is $50.0 million or more, ENLC can elect to increase the maximum allowed ratio of net consolidated indebtedness to consolidated EBITDA to 5.5 to 1.0 for the quarter in which the acquisition occurs and the three subsequent quarters.

Borrowings under the Credit Facility bear interest at ENLC’s option at the Term SOFR plus a Term SOFR spread adjustment of 0.10% per annum and an applicable margin (ranging from 1.125% to 2.00%) or the Base Rate (the highest of the Federal Funds Rate plus 0.50%, the Term SOFR plus 1.0% or the administrative agent’s prime rate) plus an applicable margin (ranging from 0.125% to 1.00%). The applicable margins vary depending on ENLC’s debt rating. Upon breach by ENLC of certain covenants governing the Credit Facility, amounts outstanding under the Credit Facility, if any, may become due and payable immediately.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”).

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 1.02.

In connection with entering into the Revolving Credit Agreement, on June 3, 2022, ENLC terminated its Existing Revolving Credit Agreement. $100 million in revolving borrowings for working capital purposes were outstanding under the Existing Revolving Credit Agreement and have been deemed borrowings under the Revolving Credit Agreement. The Company repaid all accrued fees and expenses in connection with the termination of the Existing Revolving Credit Agreement and all commitments under the Existing Revolving Credit Agreement were terminated. No early termination penalties were incurred in connection with the termination of the Existing Revolving Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and Item 1.02 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Amended and Restated Revolving Credit Agreement, dated as of June 3, 2022, by and among EnLink Midstream, LLC, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each of the Lenders and other L/C Issuers party thereto.
104	Cover Page Interactive Data File, formatted as inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC, its Managing Member

Date: June 6, 2022	By:	/s/	Pablo G. Mercado
Pablo G. Mercado
Executive Vice President and Chief Financial Officer